Exhibit 10.1

TERMINATION AND RELEASE AGREEMENT

THIS TERMINATION AND RELEASE AGREEMENT (this “Agreement”) is dated as of March 13, 2007 by and among Devcon International Corp., a Florida corporation and Devcon Construction and Development Corp. (collectively, the “Company”) and DSMS, Ltd. And Donald L. Smith, Jr. (collectively “Smith”).

WHEREAS, the Company, Smith and the King’s Foundation, Ltd. (the “Foundation”) are parties to that certain Construction Agreement, dated as of June 1, 2005, concerning the construction of a residence on a parcel of property which is 50% owned by Smith and located within the resort complex known as Emerald Bay Resorts on the island of Exuma, Bahamas (the “Lot 22 Construction Agreement”); and

WHEREAS, the Company and Smith desire to terminate the Lot 22 Construction Agreement as of the date hereof and release the Company from any past, present or future obligations as more fully set forth herein, notwithstanding any further contractual obligations that may or may not be owed to the Foundation thereunder; and

NOW THEREFORE, in consideration of the premises, the mutual promises of the parties hereto and the mutual benefits to be gained by the performance thereof, and other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Termination of Lot 22 Construction Agreement. The Company and Smith do hereby mutually agree to terminate the Lot 22 Construction Agreement as of the date hereof. The parties agree that the provisions of the Lot 22 Construction Agreement and any and all agreements, instruments, certificates or other documents entered into at any time between the Company and Smith concerning the Lot 22 Construction Agreement, except this Agreement, are hereby deemed rescinded, terminated and voided ad initio and shall be of no further force and effect for any purpose whatsoever and the transactions, arrangements and relationships set forth therein shall be deemed rescinded and terminated and of no force and effect such that the Company and Smith shall not have any obligation to perform any services for or make any payments to each other.

Section 2. Mutual Releases.

(a) Except with respect to obligations owed under this Agreement, the Company on behalf of itself and its subsidiaries and affiliates and their respective associates, stockholders, representatives, successors, assigns, employees, attorneys, advisors and agents (collectively, the “Devcon Releasing Parties”), for good and sufficient consideration, the receipt of which is acknowledged, release absolutely and forever discharge Smith and his respective predecessors, successors, assigns, parents, stockholders, subsidiaries, divisions and affiliates, and each of their respective former, current and future officers, directors, owners, managers, employees, partners, associates, representatives, stockholders, attorneys, advisors and agents, and each of them (the “Smith Released Parties”), from any and all actual or possible claims, charges, damages, demands, debts, liabilities, losses, accounts, reckonings, obligations, suits, actions and causes of action of every kind and nature whatsoever, including, but not limited to, those arising under contract, statute or common law, whether or not known or suspected at this time, which the Devcon Releasing Parties have, or ever had, owned or held, or hereafter can, shall or may have against any or all of the Smith Released Parties, based upon, arising out of, related to, or by reason of any cause, occurrence, event, act, fact, circumstance, thing, statement or omission occurring before the date of this Agreement relating to, arising from or in connection with the Lot 22 Construction Agreement. The release granted pursuant to this Section 2(a) shall be deemed rescinded, terminated and voided and shall be of no further force and effect for any purpose whatsoever to the extent Smith fails to fulfill his obligations set forth in Section 3 hereof.

(b) Except with respect to obligations owed under this Agreement, Smith, on behalf of itself and his subsidiaries and affiliates and their respective associates, stockholders, representatives, successors, assigns, employees, attorneys, advisors and agents (collectively, the “Smith Releasing Parties”), for good and sufficient consideration, the receipt of which is acknowledged, release absolutely and forever discharge the Company and each of its predecessors, successors, assigns, parents, stockholders, subsidiaries and affiliates, and each of their respective former, current and future officers, directors, owners, managers, employees, partners, associates, representatives, stockholders, attorneys, advisors and agents, and each of them (the “Devcon Released Parties”), from any and all actual or possible claims, charges, damages, demands, debts, liabilities, losses, accounts, reckonings, obligations, suits, actions and causes of action of every kind and nature whatsoever, including, but not limited to, those arising under contract, statute or common law, whether or not known or suspected at this time, which the Smith Releasing Parties have, or ever had, owned or held, or hereafter can, shall or may have against any or all of the Devcon Released Parties, based upon, arising out of, related to, or by reason of any cause, occurrence, event, act, fact, circumstance, thing, statement or omission occurring before the date of this Agreement relating to, arising from or in connection with the Lot 22 Construction Agreement.

Section 3. The Foundation. The parties acknowledge this Agreement shall be effective to terminate the Lot 22 Construction Agreement notwithstanding the Foundation’s failure to execute this Agreement and covenant and agree not to use such lack of execution as a basis for attacking the enforceability of this Agreement. Smith agrees to indemnify and hold harmless each Devcon Released Party from and against all loss, liability, claim, damage (including incidental, consequential and punitive damages) or expense (including costs of investigation and defense and reasonable attorneys’ fees) whether or not involving third party claims, arising directly or indirectly from or in connection with the assertion by the Foundation of any claim or demand against any Devcon Released Party which claim or demand arises directly or indirectly from, or in connection with, the Lot 22 Construction Agreement. Smith further agrees not to pursue any right of contribution it may have with respect to any such claim asserted by the Foundation. Smith agrees to cooperate fully with the Company and to take such actions and execute and deliver or cause to be executed and delivered such additional instruments and documents as the Company may reasonably request for the purpose of negotiating a termination of the Foundation’s participation in the Lot 22 Construction Agreement or other amendment of the Foundation’s rights thereunder.

Section 4. Miscellaneous Provisions.

(a) Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of the parties hereto.

(b) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall fail to be in effect only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or of any such provision.

(c) Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Florida.

(d) Jurisdiction and Venue. EACH OF THE COMPANY AND SMITH HEREBY IRREVOCABLY AGREES THAT ANY ACTION OR PROCEEDING AGAINST ANOTHER PARTY HERETO OR AGAINST PROPERTY OF SUCH OTHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT (AN “ACTION”), SHALL BE HEARD AND DETERMINED ONLY IN A FLORIDA STATE COURT SITTING IN THE CITY OF MIAMI OR, TO THE EXTENT PERMITTED BY LAW, IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA, OR IF SUCH COURT LACKS JURISDICTION, THE 11TH JUDICIAL COURT (OR ITS SUCCESSOR) IN AND FOR DADE COUNTY, FLORIDA (THE “FLORIDA COURTS”), AND EACH OF THE COMPANY AND SMITH HEREBY AGREES NOT TO BRING AN ACTION IN ANY OTHER COURT. EACH OF THE COMPANY AND SMITH HEREBY IRREVOCABLY SUBMITS TO AND ACCEPTS THE JURISDICTION OF THE FLORIDA COURTS, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE COMPANY AND SMITH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OR OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY DEFENSE OR OBJECTION TO VENUE BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE MAINTENANCE OF ANY ACTION IN SUCH JURISDICTIONS. EACH OF THE COMPANY AND SMITH HEREBY IRREVOCABLY AGREES THAT THE SUMMONS AND COMPLAINT OR ANY OTHER PROCESS IN ANY ACTION MAY BE SERVED BY MAILING (USING CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID RETURN RECEIPT REQUESTED) TO THE NOTICE ADDRESS FOR SUCH PARTY SPECIFIED ABOVE OR BY HAND DELIVERY TO A PERSON OF SUITABLE AGE AND DISCRETION AT SUCH ADDRESS.

(e) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, including by facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, relating to the subject matter hereof and thereof.

(g) Non-Disparagement. The Company and Smith each agree not to do or say anything in the future to disparage or otherwise impugn the commercial or personal reputations of any party hereto or, any of such party’s officers, directors, employees, and/or agents.

(h) Non-Admission Of Liability. Neither this Agreement nor anything contained herein shall constitute or be construed as an admission by any party hereto as evidence of any liability, wrongdoing, or unlawful conduct.

(i) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by a party of any covenants or agreements contained in this Agreement will cause the other party to sustain injury for which it would not have an adequate remedy at law for money damages. Therefore, each of the parties hereto agrees that in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Termination and Release Agreement as of the date first written above.

DEVCON INTERNATIONAL CORP.

By:	/s/ Robert C. Farenhem
Name:	Robert C. Farenhem
Title:	Chief Financial Officer

BAHAMAS CONSTRUCTION AND DEVELOPMENT CORP.

By:	/s/ Robert C. Farenhem
Name:	Robert C. Farenhem
Title:	Chief Financial Officer

DSMS, LTD.

By:	/s/ Donald L. Smith, Jr.
Name:	Donald L. Smith, Jr.

By:	/s/ Donald L. Smith, Jr.
Name:	Donald L. Smith, Jr.